                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant                                                /X/
Filed by a Party other than the Registrant                             / /

Check the appropriate box:

/ /      Preliminary Proxy Statement

/ /      Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/  /      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.
240.14a-12

                                 PETsMART, Inc.

                (Name of Registrant as Specified In Its Charter)

           (Name of Person(s) Filing Proxy Statement if Other Than the
                                   Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.   Proposed maximum aggregate value of transaction:

5.   Total fee paid:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

7.   Form, Schedule or Registration Statement No.:

8.   Filing Party:

9.   Date Filed:

                                 PETSMART, INC.
                              19601 N. 27TH AVENUE
                               PHOENIX, AZ 85027
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1998
                            ------------------------

TO THE STOCKHOLDERS OF PETsMART, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PETsMART, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 25, 1998 at 10:00 a.m. local time at the O'Hare Marriott, 8535 W. Higgins Road, Chicago, Illinois, for the following purposes:

    1. To elect two directors to hold office until the 2001 Annual Meeting of Stockholders and one director to hold office until the 1999 Annual Meeting of Stockholders.

    2. To approve an amendment to the Company's 1995 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 5,000,000 shares, to 24,714,286 shares.

    3. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending January 31, 1999.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on May 1, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ ALAN C. MENDELSON

                                          Alan C. Mendelson
                                          SECRETARY

Phoenix, Arizona
May 20, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 PETSMART, INC.
                              19601 N. 27TH AVENUE
                               PHOENIX, AZ 85027

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 1998
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of PETsMART, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 25, 1998, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the O'Hare Marriott, 8535 W. Higgins Road, Chicago, Illinois. The Company intends to mail this proxy statement and accompanying proxy card on or about May 20, 1998 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Georgeson & Company. No additional compensation will be paid to directors, officers or other regular employees for such services, but Georgeson & Company will be paid its customary fee, estimated to be about $9,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on May 1, 1998, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 1, 1998, the Company had outstanding and entitled to vote 115,673,486 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 19601 N. 27th Avenue, Phoenix, AZ 85027, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than January 20, 1999, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in size of the the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of six members. In addition, there is one vacancy. There are two directors in the class whose term of office expires in 1998. Each of the nominees for election to this class is currently a director of the Company. Thomas G. Stemberg was previously elected by the stockholders and Richard A. Kovacevich was appointed to the Board in June 1996. If elected at the Annual Meeting, each of the nominees would serve until the 2001 Annual Meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. In addition, the Board has nominated Richard K. Lochridge to serve on the Board to fill the existing vacancy. If elected at the Annual Meeting, Mr. Lochridge would serve until the 1999 Annual Meeting, and until his successor is elected and has qualified, or until his earlier death, resignation or removal. Lawrence S. Phillips has advised the Board that he intends to resign from the Board at the time of the Annual Meeting. The Board of Directors will be reduced to six members at the time of Mr. Phillips' resignation.

    Donna R. Ecton resigned as an officer and director of the Company as of May 6, 1998. In addition, Philip L. Francis, who was elected by the stockholders to serve until the 2000 Annual Meeting, has agreed to stand for reelection at the 1999 Annual Meeting.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

    RICHARD M. KOVACEVICH, age 54, has been a director of the Company since 1996. Mr. Kovacevich has served as the Chairman since 1995, as Chief Executive Officer since 1993, as a Director since 1986, and as President from 1989 until 1997, of Norwest Corporation, a financial services corporation. Mr. Kovacevich also serves as a director of Dayton Hudson Corporation, Northern States Power Co. and ReliaStar Financial Corp.

    THOMAS G. STEMBERG, age 49, has been a director of the Company since 1988. Mr. Stemberg has served as Chairman of the Board of Directors and Chief Executive Officer of Staples, Inc., an office supply superstore retailer, since 1988. Mr. Stemberg also serves as a director of a private catalog retail company.

NOMINEE FOR ELECTION FOR A ONE-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

    RICHARD K. LOCHRIDGE, age 54, is founder and has been President of Lochridge & Company, Incorporated, a management consulting firm, since 1986. Mr. Lochridge also serves as a director of Dynatech Corporation, Hannaford Bros. Co., and Lowe's Company, Inc.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

    PHILIP L. FRANCIS, age 51, has been a director of the Company since 1989 and President and Chief Executive Officer since March 1998. Prior to joining the Company, Mr. Francis was President of, and since January 1993, Chief Executive Officer of Shaw's Supermarkets, Inc., a subsidiary of J. Sainsbury plc, a supermarket operator. From 1991 to 1993, Mr. Francis served as Chief Operating Officer of Shaw's.

    LAWRENCE S. PHILLIPS, age 71, has been a director of the Company since May 1993. Mr. Phillips served as Chairman of Phillips-Van Heusen Corporation, an apparel manufacturer and retail company, from 1987 to 1994, and as Chief Executive Officer from 1969 to 1993 and as a director from 1951 to 1995. Mr. Phillips has advised the Board that he intends to resign from the Board at the time of the Annual Meeting.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

    SAMUEL J. PARKER, age 55, Chairman of the Board, joined the Company in 1989 as President and Chief Executive Officer. Mr. Parker served as President and Chief Executive Officer until 1993, when he was elected Chairman. Effective with the 1995 Annual Meeting of Stockholders, Mr. Parker resigned as Chief Executive Officer but remained as Chairman of the Board. In June 1997, following the resignation of the Chief Executive Officer, Mr. Parker again served as Chief Executive Officer of the Company until March 1998.

    WALTER J. SALMON, age 67, has been a director of the Company since June 1997. He has been the Stanley Roth, Sr., Professor Emeritus of Retailing at the Harvard University Business School since 1997 and was the Stanley Roth Sr., Professor of Retailing from 1980 to 1997. Mr. Salmon also serves as a director of Circuit City Stores, Inc., Cole National Corp., Hannaford Bros. Co., Harrah's Entertainment, Inc., Luby's Cafeterias, Inc., The Neiman Marcus Group, and The Quaker Oats Company.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended February 1, 1998, the Board of Directors held ten meetings. The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Kovacevich and Salmon (replacing Mr. Francis, who stepped down upon being elected President and Chief Executive Officer of the Company). It met twice during fiscal 1997.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:

Messrs. Phillips and Stemberg. It met four times during fiscal year 1997 and acted by unanimous written consent seven times during such fiscal year.

    The Corporate Governance Committee provides advice and assistance relating to corporate governance, to the organization and functioning of the Board of Directors and its committees, and to the selection of members for the Board of Directors and appointments to its committees. The Corporate Governance Committee currently is composed of three non-employee directors: Messrs. Kovacevich, Salmon and Stemberg. It did not meet during the 1997 fiscal year.

    During the fiscal year ended February 1, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2

               APPROVAL OF 1995 EQUITY INCENTIVE PLAN, AS AMENDED

    The Company's 1995 Equity Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors of the Company (the "Board") in March 1995 as an amendment and restatement of the 1988 Stock Option Plan, and was approved by the stockholders in June 1995. At May 1, 1998, options (net of canceled or expired options) covering an aggregate of 19,290,551 shares had been granted under the Incentive Plan and 423,735 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of options) remained available for future grant under the Plan. In March 1998, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Incentive Plan by 5,000,000 shares from 19,714,286 shares to 24,714,286 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board. In addition to approving an amendment to increase the number of shares, the Board amended the Incentive Plan to provide that no more than 1,000,000 shares may be used for the issuance of stock bonuses or stock appreciation rights.

    During the last fiscal year, under the Incentive Plan, the Company has granted to all current executive officers as a group options to purchase 666,000 shares at exercise prices ranging from $22.3125 to $7.1875 per share, and has granted to all other employees (excluding executive officers) as a group options to purchase 2,407,739 shares at exercise prices ranging from $22.3125 to $7.1875 per share. All options granted under the Incentive Plan during the last fiscal year were granted with exercise prices equal to 100% of the fair market value of the Company's Common Stock on the date of grant.

    Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Incentive Plan, as amended, are outlined below:

GENERAL

    The Incentive Plan provides for the grant or issuance of incentive stock options and stock appreciation rights appurtenant thereto to employees and for the grant or issuance of supplemental (or nonstatutory) stock options, stock appreciation rights, restricted stock purchase awards and stock bonuses to employees, consultants, and directors. To date, only incentive stock options, supplemental stock options, and restricted stock awards have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Supplemental stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and supplemental stock options. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights.

PURPOSE

    The Incentive Plan provides a means by which selected employees and directors of and consultants to the Company and its affiliates may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the Incentive Plan, seeks to retain the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 850 of the Company's approximately 18,800 employees, directors and consultants are eligible to participate in the Incentive Plan.

FORMS OF BENEFIT

    The Incentive Plan provides for incentive stock options, supplemental stock options, restricted stock purchase awards, stock bonuses and stock appreciation rights (collectively, "Stock Awards"). Stock appreciation rights authorized for issuance under the Incentive Plan may be tandem stock appreciation rights, concurrent stock appreciation rights or independent stock appreciation rights. Tandem and concurrent stock appreciation rights are generally subject to the same terms and conditions of the particular option grant to which they pertain. Independent stock appreciation rights are granted independently of any option and are generally subject to the same terms and conditions applicable to supplemental stock options.

ADMINISTRATION

    The Incentive Plan is administered by the Board. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which Stock Awards will be granted, the number of shares to be subject to the Stock Award, the time or times during the term of each Stock Award within which all or a portion of such Stock Award may be exercised, the exercise price, the type of consideration and other terms of the Stock Award. The Board is authorized to delegate administration of the Incentive Plan to a committee of one or more members of the Board.

    The Board may delegate administration of the Incentive Plan to a committee composed of not fewer than two Board members, all of the members of which committee must be disinterested persons and may also be, in the discretion of the committee, outside directors. If the administration is delegated to a committee, such committee will have, in connection with the administration of the Incentive Plan, the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Incentive Plan, as may be adopted from time to time by the Board. The Board or the committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and/or who are either (i) not then employees covered by Section 162(m) of the Code, and are not expected to be covered by Section 162(m) of the Code at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code. The Board may abolish such committee at any time and revest in the Board the administration of the Incentive Plan. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

    Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the Incentive Plan only to employees (including officers and employee-directors) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive Stock Awards other than incentive stock options and stock appreciation rights appurtenant thereto.

    No incentive stock option may be granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and its affiliates and determined for each share as of the date the option to purchase the shares was granted) in excess of $100,000, any such excess options will be treated as supplemental stock options. No person may be granted options and stock appreciation rights appurtenant thereto covering more than 1,950,000 shares of Common Stock per calendar year. The purpose of this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the Incentive Plan.

STOCK SUBJECT TO THE INCENTIVE PLAN

    Subject to approval of this Proposal, 24,714,286 shares of the Common Stock of the Company are reserved for issuance under the Incentive Plan. If any Stock Award granted under the Incentive Plan expires or otherwise terminates in whole or in part without having been exercised in full (or vested in the case of restricted stock), the Common Stock not purchased under such Stock Award will revert to and again become available for issuance under the Incentive Plan. Shares of stock subject to exercised stock appreciation rights shall not again become available for issuance under the Incentive Plan. The Incentive Plan provides that no more than 1,000,000 shares, in the aggregate, may be used for stock bonuses and stock appreciation rights.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price for an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of the option grant (110% for holders deemed to own more than 10% of the outstanding voting power of the Company). The exercise price for a supplemental stock option cannot be less than 85% of the fair market value of the Common Stock on the date of option grant. At May 1, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $12.375 per share.

    The Board has the authority, with the consent of affected holders, to reprice outstanding options and to offer optionees the opportunity to replace outstanding options with new options for the same or a different number of shares. To the extent required by Section 162(m) of the Code, an option repriced under the Incentive Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 1,950,000 share limitation on grants to a single individual in any calendar year.

    The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment or other arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

    EXERCISE/VESTING. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares of stock covered by currently outstanding options under the Incentive Plan typically vest one of two ways: (i) over a period of four years at the rate of 25% after the first year and 2.0833% per month for 36 months thereafter during the optionee's employment or services as a director or consultant, or (ii) only at the end of three years if the optionee's employment or service has been uninterrupted during that period. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but any unvested shares so purchased shall be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned and unencumbered stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the Incentive Plan is 10 years. An optionee whose relationship, as an employee, director or consultant with the Company or any affiliate terminates for any reason (other than by death or permanent and total disability) may exercise options (to the extent the optionee is entitled to exercise such options at the date of termination) but only within such period of time ending on the earlier of (i) the date three months after the termination (or such longer or shorter period as specified in the option agreement, or (ii) the expiration of the term of the option as specified in the option agreement. Options may be exercised for up to twelve months after an optionee's relationship with the Company and its affiliates ceases due to disability, and up to eighteen months following an optionee's death (unless such options expire sooner or later by their terms).

    RESTRICTIONS ON TRANSFER. No stock option may be transferred by the optionee other than by will or the laws of descent or distribution (or, in the case of a supplemental stock option, pursuant to a qualified domestic relations order), provided that an optionee may designate a beneficiary who may exercise the option following the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

    PAYMENT. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either: (a) in cash at the time of purchase; (b) at the discretion of the Board, according to a deferred payment or other arrangement with the person to which the stock is sold; or (c) in any other form of legal consideration acceptable to the Board. The Board may award stock pursuant to a stock bonus agreement without a purchase payment in consideration for past services actually rendered to the Company or for its benefit. The purchase price for stock sold under a restricted stock purchase agreement shall be such amount as the Board shall determine in such agreement, but in no event shall the purchase price be less than 85% of the fair market value of the stock on the date such award is made.

    VESTING. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

    RESTRICTIONS ON TRANSFER. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

STOCK APPRECIATION RIGHTS

    The Board may grant stock appreciation rights to employees or directors of, or consultants to, the Company or its affiliates. The Incentive Plan authorizes three types of stock appreciation rights.

    TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value of the date of the option surrender).

    CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right).

    INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents in which the holder is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may be made in cash, in shares of the Common Stock or a combination (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of exercise of the independent right).

    The Board has the authority, with the consent of affected holders, to reprice outstanding stock appreciation rights and to offer holders the opportunity to replace outstanding stock appreciation rights with new stock appreciation rights for the same or a different number of shares. To the extent required by Section 162(m) of the Code, a stock appreciation right repriced under the Incentive Plan is deemed to be canceled and a new stock appreciation right granted. Both the stock appreciation right deemed to be canceled and the new stock appreciation right deemed to be granted will be counted against the 1,950,000 share limitation on grants to a single individual in any calendar year.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Incentive Plan or subject to any Stock Award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class(es) of security and the maximum number of shares subject to such plan and the class(es) of security, number of shares and price per share of stock subject to such outstanding Stock Awards.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Incentive Plan provides that, in the event of a specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the Incentive Plan or substitute similar Stock Awards for those outstanding under the Incentive Plan, or such outstanding Stock Awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the Incentive Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised will be accelerated and the Stock Awards terminated if not exercised during such time.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. The Incentive Plan will terminate on March 28, 2005, unless sooner terminated by the Board.

    The Board may amend the Incentive Plan at any time or from time to time; however, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will increase the number of shares reserved for Stock Awards under the Incentive Plan, modify the requirements as to eligibility for participation in the Incentive Plan (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code), or modify the Incentive Plan in any other way if such modification requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees. The Board may amend the terms of any already granted Stock Award at any time or from time to time (subject to the consent of the holder).

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options granted under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may cause an optionee to become subject to, or result in an increase in, liability for alternative minimum tax.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term, mid-term, or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    SUPPLEMENTAL STOCK OPTIONS. Supplemental stock options granted under the Incentive Plan generally have the following federal income tax consequences. There are no tax consequences to the optionee or the Company by reason of the grant of a supplemental stock option. Upon exercise of a supplemental stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term, or short-term depending on how long the stock had been held at the time of disposition. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences. Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under

Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of two or more "outside directors"; and
(iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant. Options granted under the Incentive Plan that have an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

    Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

1997 NON-OFFICER EQUITY INCENTIVE PLAN

    In addition to the Incentive Plan, the Company provided stock incentives during the last fiscal year through its 1997 Non-Officer Equity Incentive Plan (the "Non-Officer Incentive Plan"). The Non-Officer Incentive Plan provides for the grant or issuance of nonstatutory stock options, restricted stock purchase awards and stock bonuses (collectively, "Stock Awards"). The Non-Officer Incentive Plan is designed to provide a means by which selected employees and consultants of the Company and its affiliates may be given an opportunity to benefit from increases in the value of the Common Stock of the Company. There are 1,800,000 shares authorized for issuance under the Non-Officer Incentive Plan. At May 1, 1998, options (net of canceled or expired options) to purchase an aggregate of 1,051,276 shares had been granted under the Non-Officer Incentive Plan, and 748,724 shares remained available for future grant (plus any shares that might in the future be returned to the Non-Officer Incentive Plan as a result of cancellations or expirations of options granted). Stock Awards may be granted only to employees or consultants who are not, at the time of the grant, directors or officers of the Company. The terms and price of nonstatutory stock options granted pursuant to the Non-Officer Incentive Plan are determined by the Compensation Committee and are set forth in the option agreement. The exercise price of nonstatutory stock options awarded to date under the plan has been 100% of fair market value and the term of such nonstatutory stock options is 10 years. Shares of stock covered by currently outstanding options under the Non-Officer Incentive Plan vest monthly over a period of three years (that is, in 36 equal installments) from the date of grant during the optionee's employment or services as a consultant. In the future, shares of stock covered by options granted under the Non-Officer Incentive Plan may have the same or different vesting provisions. Terms of stock bonuses and rights to purchase restricted stock under the Non-Officer Incentive Plan are set by the Compensation Committee.

1998 RESTRICTED STOCK BONUS

    In April 1998, the Board authorized the issuance of an aggregate of 282,338 shares of PETsMART Common Stock as a stock bonus, subject to certain restrictions. A total of 579 PETsMART employees received stock bonus shares including five executive officers, who received an aggregate of 24,426 of the total bonus shares. These stock bonuses were not issued pursuant to any plan. Each stock bonus was granted under a stock bonus agreement at no cost to the stock bonus recipient for services and accomplishments previously rendered to the Company. Each stock bonus agreement provides that in the event of the termination of a stock bonus recipient's employment with or services to the Company, the Company has the right to reacquire for no consideration all of the shares covered by the stock bonus which have not yet been released from the Company's reacquisition right (i.e., all shares which have not yet vested). Shares covered by the stock bonuses are released from the Company's reacquisition right (or, vest) as follows: 100% of the shares covered by a stock bonus will be released from the Company's reacquisition right on April 3, 2003, provided that the recipient of such stock bonus has been in continuous service with the Company of an affiliate of the Company from April 3, 1998 through April 3, 2003. Additionally, in the event that the price of the Common Stock of the Company reaches certain specified levels for certain specified periods of time, the release of the shares covered by the stock bonuses from the Company's reacquisition right will accelerate according to the terms of the stock bonus agreements.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending January 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since the fiscal year ended January 28, 1990. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of May 1, 1998 (except as may be noted in the associated footnote) by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers, directors and nominees of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                       BENEFICIAL OWNERSHIP(1)
                                                                                 ------------------------------------
BENEFICIAL OWNER                                                                 NUMBER OF SHARES   PERCENT OF TOTAL
-------------------------------------------------------------------------------  -----------------  -----------------
Fourcar, B.V...................................................................       8,763,018              7.58%
  Gerbauw Autumn
  Overschiestraat 184 P
  1062 XK Amsterdam

The Capital Group Companies, Inc.(2)
  and Capital Research and Management Company..................................       6,000,000              5.19%
  333 South Hope Street
  Los Angeles, CA 90071

Samuel J. Parker(3)............................................................       1,125,087                 *
C. Donald Dorsey(4)............................................................         687,175                 *
Mark S. Hansen.................................................................         471,368                 *
Ronald H. Butler(5)............................................................         241,106                 *
Donna R. Ecton(6)..............................................................         208,100                 *
Thomas G. Stemberg(7)..........................................................         135,859                 *
Philip L. Francis(8)...........................................................         122,022                 *
C. Giles Clarke................................................................          94,902                 *
Lawrence S. Phillips(9)........................................................          81,816                 *
Richard M. Kovacevich(10)......................................................          77,390                 *
Walter J. Salmon(11)...........................................................           9,800                 *
Richard K. Lochridge...........................................................           5,000                 *
All executive officers, directors and nominees as a group (16 persons)(12).....       3,693,479              3.16%
                                                                                 -----------------

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 115,673,486 shares outstanding on May 1, 1998, adjusted as required by rules promulgated by the SEC.

(2) Based upon a Schedule 13G filed by The Capital Group Companies, Inc. and Capital Research and Management Company ("Capital Group") reporting such beneficial ownership as of December 31, 1997. Consists of 6,000,000 shares over which Capital Group has sole dispositive power pursuant to discretionary investment management agreements. The shares are held in various fiduciary accounts for which Capital Group acts as investment manager.

(3) Includes 959,908 shares held by Mr. Parker or his wife as trustees of the Samuel J. and Sandra S. Parker Family Trust. Also includes 165,179 shares of Common Stock subject to options exercisable on or before June 29, 1998.

(4) Includes 509,212 shares held by Mr. Dorsey or his wife as trustees of the C. Donald Dorsey and Lydia Dorsey Revocable Trust dated August 5, 1993 and 3,588 shares held by Donaldson, Lufkin & Jenrette as IRA Custodian for C. Donald Dorsey. Also includes 174,375 shares of Common Stock subject to options exercisable on or before June 29, 1998.

(5) Includes 237,500 shares of Common Stock subject to options exercisable on or before June 29, 1998. Mr. Butler resigned as an officer of the Company in February 1998.

(6) Includes 207,000 shares of Common Stock subject to options exercisable on or before June 29, 1998. Ms. Ecton resigned as an officer and director of the Company in May 1998.

(7) Includes 21,104 shares of Common Stock subject to options exercisable on or before June 29, 1998.

(8) Includes 4,926 shares of Common Stock held by each of Mr. Francis' two minor children. Also includes 112,170 shares of Common Stock subject to options exercisable on or before June 29, 1998.

(9) Includes 31,816 shares of Common Stock subject to options exercisable on or before June 29, 1998.

(10) Includes 18,000 shares of Common Stock subject to options exercisable on or before June 29, 1998.

(11) Includes 7,500 shares of Common Stock subject to options exercisable on or before June 29, 1998.

(12) Includes 1,251,784 shares of Common Stock subject to stock options held by executive officers and directors exercisable on or before June 29, 1998. See Notes 3 through 11.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 1, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with; except that Marcia R. Meyer, President of PETsMART International Supply Company, filed one late report covering one transaction for 25,000 shares of Common Stock; although not required by SEC rules, she has requested that the Company disclose the number of shares involved.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives an annual retainer of $6,000 and a per meeting fee of $1,000 (plus $1,000 for each committee meeting attended by committee members). In the fiscal year ended February 1, 1998, the total compensation paid to non-employee directors was $82,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors' Equity Option Plan, as amended (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. The Directors Plan provides that each person elected for the first time to be a non-employee director will be granted an option on the date of his or her initial election as a director to purchase 30,000 shares of Common Stock. On February 10 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six months or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 9,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 25% of the option shares and the remaining 75% of the option shares shall become exercisable each month thereafter on a ratable basis over a period of 36 months in accordance with its terms. The term of options granted under the Directors' Plan is ten years. In the event of a dissolution or liquidation of the Company, specified types of merger or other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, to the extent permitted by law, the time during which such option may be exercised will be accelerated and the options terminated if not exercised prior to such event.

    During the last fiscal year, the Company granted options covering 9,000 shares to each non-employee director of the Company, at an exercise price per share of $7.125. The fair market value of such Common Stock on the date of grant was $7.125 per share (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of May 1, 1998, no options had been exercised under the Directors' Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended February 1, 1998, February 2, 1997 and January 28, 1996, compensation awarded or paid to, or earned by, each individual who served as the Company's Chief Executive Officer during the fiscal year, and its other four most highly compensated executive officers at February 1, 1998 (the "Named Executive Officers"):

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     -------------
                                                                   ANNUAL             SECURITIES
                                                                COMPENSATION          UNDERLYING
                                                          -------------------------      STOCK        ALL OTHER
                                                            SALARY        BONUS         OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                                ($) (1)         ($)          (#) (2)        ($) (3)
---------------------------------------------             ----------  -------------  -------------  -------------
Samuel J. Parker.............................       1997  $  100,000       --             --          $   3,325
  Chief Executive Officer and Chairman              1996  $  154,461   $    60,000        --              3,540
                                                    1995  $  200,000   $   100,000       150,000      $   3,516

Mark S. Hansen(4)............................       1997  $  161,538       --            150,000         --
  President and Chief Executive Officer             1996  $  400,000   $    80,000       350,000      $   3,540
                                                    1995  $  279,800   $   139,900       150,000      $   3,516

Donna R. Ecton (5)...........................       1997  $  400,000       --            159,000         --
  Chief Operating Officer                           1996  $   12,308       --            409,000(6)      --
                                                    1995      --           --              9,000(6)      --

C. Giles Clarke (7)..........................       1997  $  297,000   $   118,800        50,000      $  29,700
  Executive Vice President, Europe                  1996  $  240,900   $    82,500       116,658(8)   $  24,750
                                                    1995  $  206,250   $    41,250        --             --

C. Donald Dorsey.............................       1997  $  275,000       --             72,000      $   3,325
  Executive Vice President                          1996  $  275,000   $    44,000        --              3,540
                                                    1995  $  245,200   $   100,000        72,000          3,516

Ronald H. Butler (9).........................       1997  $  275,000       --             72,000      $   3,325
  Executive Vice President, Marketing               1996  $  275,000   $    44,000        --             --
                                                    1995  $  197,116   $   100,000       372,000         --

------------------------

(1) Includes amounts earned but deferred at the election of the Named Executive Officer.

(2) PETsMART has not granted any SAR's or restricted stock awards.

(3) Consists of discretionary contributions made by PETsMART to PETsMART's 401(k) Plan or, in the case of Mr. Clarke, benefit plan, on behalf of such employees.

(4) Mr. Hansen resigned as an officer and director of the Company in June 1997.

(5) Ms. Ecton joined the Company as an executive officer in December 1996. Ms. Ecton resigned as an officer and director of the Company in May 1998.

(6) Includes in each year options to purchase 9,000 shares granted pursuant to PETsMART's Directors' Plan. Options to purchase 400,000 shares were terminated in May 1998. See "Employment and Severance Agreements."

(7) Mr. Clarke joined the Company in December 1996.

(8) Options assumed by PETsMART in connection with its December 1996 acquisition of Pet City Holdings plc.

(9) Mr. Butler resigned as an officer of the Company in February 1998.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Incentive Plan. As of May 1, 1998, options to purchase a total of 11,062,170 shares were outstanding under the Incentive Plan and 423,735 options remained available for grant thereunder.

    The following tables show for the fiscal year ended February 1, 1998, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                                    ---------------------------------                           POTENTIAL REALIZABLE
                                                       % OF TOTAL                                 VALUE AT ASSUMED
                                      NUMBER OF          OPTIONS                               ANNUAL RATES OF STOCK
                                      SECURITIES       GRANTED TO                              PRICE APPRECIATION FOR
                                      UNDERLYING        EMPLOYEES      EXERCISE                    OPTION TERM(4)
                                       OPTIONS          IN FISCAL        PRICE    EXPIRATION   ----------------------
NAME                                GRANTED (#)(1)       YEAR(2)       ($/SH)(3)     DATE        5%($)      10% ($)
----------------------------------  --------------  -----------------  ---------  -----------  ----------  ----------

Samuel J. Parker..................        --               --             --          --           --          --

Mark S. Hansen....................       150,000              4.3%       22.3135    06/13/97    2,104,926   5,334,296

Donna R. Ecton....................         9,000               .3%       22.3125    08/06/01      126,290     320,043
                                         150,000              4.3%        7.1875    08/06/01      678,027   1,718,253

C. Giles Clarke...................        50,000              1.4%        7.1875    12/04/07      226,009     572,751

C. Donald Dorsey..................        72,000              2.0%       22.3125    02/02/07    1,010,319   2,560,347

Ronald H. Butler..................        72,000              2.0%       22.3125    02/02/07    1,010,319   2,560,347

------------------------

(1) All options were granted under the Incentive Plan. See Proposal 2 for the material conditions of options granted under the Incentive Plan.

(2) Based on an aggregate of 3,526,739 options to purchase shares of PETsMART Common Stock granted to employees of PETsMART in fiscal 1997, including the Named Executive Officers.

(3) The exercise price of the options was equal to the fair market value of Common Stock on the date of grant.

(4) The potential realizable value is based on the term of the option at the time of grant (10 years). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. These amounts represent certain assumed rates of appreciation, in accordance with the rules of the SEC, and do not reflect PETsMART's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of PETsMART Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                                   NUMBER OF         VALUE OF
                                                                                  SECURITIES       UNEXERCISED
                                                                                  UNDERLYING      IN- THE-MONEY
                                                                                  UNEXERCISED        OPTIONS
                                                    SHARES                        OPTIONS AT        AT FY-END
                                                  ACQUIRED ON      VALUE          FY-END (#)          ($)(2)
                                                   EXERCISE       REALIZED       EXERCISABLE/      EXERCISABLE/
NAME                                                  (#)          ($)(1)        UNEXERCISABLE    UNEXERCISABLE
------------------------------------------------  -----------  --------------  -----------------  --------------

Samuel J. Parker................................      --             --               --                --

Mark S. Hansen..................................      70,000       2,702,233          --                --

Donna R. Ecton..................................      --             --               --                --

C. Giles Clarke.................................     116,658       1,980,809       0/50,000          0/12,500

C. Donald Dorsey................................     102,142         652,380    152,500/196,500        0/0

Ronald H. Butler................................      --             --               --                --

------------------------

(1) The fair market value of the underlying shares on the date of exercise less the exercise price.

(2) Based on the fair market value of PETsMART's Common Stock at January 30, 1998 ($7.4375), the last trading day of the fiscal year, minus the exercise price of the option, multiplied by the number of shares underlying the option.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company has entered into an employment letter agreement with Mr. Dorsey. The agreement, which terminates at the end of the Company's fiscal year ending January 31, 1999, provides for an annual salary and bonus to be determined from time to time by the Board and participation in the Company's employee benefits programs. In the event Mr. Dorsey's employment is terminated by the Company for reasons other than cause, he will be entitled to receive a severance allowance equal to one year's compensation, which consists of base salary, a pro-rata bonus and continuation of health care benefits. If his employment is terminated voluntarily or for cause, no severance allowance will be provided.

    The Company has entered into an employment agreement with C. Giles Clarke, Executive Vice President, Europe. The agreement, which terminates on December 18, 1998, provides for an annual salary and bonus, participation in the Company's employee benefits programs, use of an automobile, and pension contributions. In the event Mr. Clarke's employment is terminated by the Company for reasons other than cause, Mr. Clarke shall be entitled to receive a severance allowance equal to the unexpired portion of the agreement. If Mr. Clarke's employment is terminated voluntarily or for cause, no severance allowance will be permitted.

    The Company has entered into an employment agreement with Philip L. Francis, which provides for an annual salary and bonus to be determined from time to time by the Board, at its discretion, and participation in the Company's employee benefit programs. The agreement also provides for a grant of options to purchase 1,000,000 shares of Common Stock, under the Incentive Plan, at an exercise price equal to the fair market value of the Common Stock on the date of grant. Five hundred thousand shares will vest on March 1, 2001. The remaining 500,000 shares will vest 25% on March 1, 1999, with the balance vesting on a monthly basis over the next three years in accordance with the Company's standard vesting policy. In the event Mr. Francis' employment is terminated by the Company for reasons other than cause, he will be entitled to receive a severance allowance equal to one year's base salary. If his employment is terminated voluntarily or for cause, no severance allowance will be provided.

    In February 1998, the Company entered into a letter agreement with Ronald H. Butler, former Executive Vice President, Marketing of the Company. Under the terms of the agreement, the Company agreed to continue to pay Mr. Butler's salary, and to continue his medical and insurance benefits, through January 1999. In addition, Mr. Butler's options will continue to vest through January 1999.

    In May 1998, the Company entered into a separation and consulting agreement with Donna R. Ecton, former Chief Operating Officer and director of the Company. Pursuant to the agreement, Ms. Ecton has agreed to provide limited consulting services to the Company until May 1999, and has agreed during that period not to accept employment or appointment as a director with any company in a business competitive with the Company. Ms. Ecton will receive a continuation of her salary for the consulting period, in addition to consulting fees of $275,000 payable in May 1998 and $250,000 on the last day of the consulting period. In addition, a stock option to purchase 150,000 shares granted to Ms. Ecton in December 1997 and a stock option to purchase 9,000 shares granted to Ms. Ecton in February 1997, together with all options granted to Ms. Ecton prior to December 1996 under the Company's Non-Employee Director Plan, will be fully vested as of May 1998. These options will terminate three months following the end of the consulting period, if not previously exercised. Stock options to purchase an aggregate of 400,000 shares granted to Ms. Ecton in December 1996 have been terminated.

    Each executive officer and salaried employee has entered into a non-competition agreement which prohibits such officer or employee from competing with the Company for a period of one year after termination of his or her employment. Each executive officer has also entered into a proprietary information and inventions agreement in which the officer agrees to assign to the Company any right, title or interest in any and all inventions and proprietary information (as defined), conceived, reduced to practice or learned during his or her employment and agreed for one year after termination of employment not to induce any employee to leave the Company or solicit the business of any client or customer of the Company.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION (1)

    The Compensation Committee of the Board of Directors is responsible for establishing the policies and programs which determine the compensation of PETsMART's executive officers. The Committee sets base cash compensation and incentive bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee, consisting of two non-employee directors, has exclusive responsibility to recommend for Board approval grants of incentive stock options or other equity incentives to executive officers. The Committee considers both internal and external data in determining officers' compensation, including input from outside compensation consultants and independent executive compensation data. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

COMPENSATION PHILOSOPHY

    When creating policies and making decisions concerning executive compensation, we:

    - ensure that the executive team has clear goals and accountability with respect to Company performance;

    - establish pay opportunities that are competitive based on prevailing practices for our industry, our stage of growth, and the labor markets in which we operate;

    - assess results fairly and regularly in light of expected Company performance; and

    - align pay incentives with the long-term interests of the Company's stockholders.

------------------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION PROGRAM

    PETsMART's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

    1. BASE SALARY for executive officers is set annually by reviewing, in order of importance, the skills and performance levels of individual executives, the needs of the Company and the competitive pay practices of comparable companies. The Committee believes that the base annual salaries it pays to its executives are somewhat lower than those paid to executives of comparable companies in the industry and other high-performance retailers. It seeks, however, to provide its executives with opportunities for higher compensation through bonuses and stock options.

    2. CASH INCENTIVE COMPENSATION is designed to motivate executives to attain short-term and long-term corporate and business goals. Our policy is to have a significant portion of an executive's total cash compensation tied to the Company's overall performance. At the beginning of each fiscal year, each executive officer is assigned a bonus award target equal to a specified percentage of his or her annual base salary. The bonus award target for each executive is determined by the Compensation Committee at the beginning of each fiscal year based on the executive's position and responsibilities. Actual bonus payout to an executive officer in relation to his or her bonus target is a function of two measures for the prior fiscal year: the Company's overall performance relative to a net income target, and the individuals success in meeting certain specified individual objectives. Actual bonuses generally range from zero, if neither Company nor individual performance goals are met, to a maximum of 200% of an executives bonus target if both Company and individual goals are substantially exceeded. No cash bonuses were paid to executive officers for fiscal 1997.

    3. EQUITY BASED INCENTIVE COMPENSATION is provided to certain employees, including executive officers, through the Incentive Plan. Under the Incentive Plan, executive officers are granted stock options based on their responsibilities and position in the Company. These options generally terminate ten years from the date of grant subject to vesting during the participant's employment with the Company. Options issued prior to 1996 and after December 4, 1997, generally vest over a period of four years. Options issued during 1996 up to December 4, 1997, generally vest 100% at the end of a three-year period. Executive Officers were granted options to purchase an aggregate of 869,000 shares during fiscal 1996 and an aggregate of 897,000 shares during fiscal 1997. In granting options under the Incentive Plan, the Compensation Committee takes into account each executive's responsibilities, relative position in the Company, and past grants. The purpose of the Incentive Plan is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Vesting periods under the Incentive Plan are utilized to encourage executives to remain with the Company and to focus on longer-term results.

OTHER EXECUTIVE COMPENSATION

    PETsMART provides programs to executives that are also available to other Company employees, including the 401(k) Savings Plan, medical/dental/vision benefits and the Company's Employee Stock Purchase Plan, which allows employees to purchase shares of the Company's Common Stock at a discount, subject to certain limitations. There is no pension program. In addition, the Company has implemented a Non-Qualified Deferred Compensation Plan pursuant to which executive officers and directors of the Company can elect to defer receipt of certain salary and cash bonus payments. The Company provides a car allowance to its executives, but generally does not provide other perquisites.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    In 1997, the Compensation Committee set the base salary for fiscal 1997 of Mark S. Hansen, the Company's former President and Chief Executive Officer, at $500,000 with a bonus target of 75% of his base salary based on its subjective evaluation of various factors, including leadership and strategic planning, compensation paid to executives of comparable companies in the retail industry, and the importance to PETsMART and its stockholders of keeping the Company in a position of industry leadership. Following the resignation of Mr. Hansen in June 1997, Samuel J. Parker resumed his former role as Chief Executive Officer. Although the Compensation Committee set Mr. Parker's base salary at $500,000 following his appointment as Chief Executive Officer, Mr. Parker elected to receive a base salary of $100,000 during fiscal 1997.

    Philip L. Francis joined the Company in March 1998 as President and Chief Executive Officer. The Company has entered into an employment letter agreement with Mr. Francis which provides for an annual salary and bonus to be determined from time to time by the Board, at its discretion. Mr. Francis is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. Mr. Francis's salary for fiscal 1998 has been set at $575,000. Mr. Francis's incentive bonus award target for fiscal 1998 is 50% of his base salary. In connection with his hiring, Mr. Francis was granted a stock option to purchase an aggregate of 1,000,000 shares, with 500,000 shares vesting on March 1, 2001 and the balance of 500,000 shares vesting over four years on the Company's standard vesting schedule. The Board has set Mr. Francis's compensation based on its subjective evaluation of various factors, including the importance to PETsMART of the exceptionally high level of leadership and strategic planning expected to be contributed by Mr. Francis and compensation paid to executives of comparable companies in the retail industry.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million. The Compensation Committee has determined that stock options granted under the Company's Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should be treated as "performance-based compensation." Accordingly, the Incentive Plan provides for an annual per person limitation on the size of option grants. Any compensation recognized by a Named Executive Officer as a result of the exercise of such a stock option will be deductible by the Company.

                                        COMPENSATION COMMITTEE OF THE BOARD OF
                                        DIRECTORS
                                        Lawrence S. Phillips
                                        Thomas G. Stemberg

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 made (i) on July 23, 1993 in the Company's Common Stock, (ii) on June 30, 1993, in the Standards & Poor's 500 Index ("S&P 500"), and (iii) on June 30, 1993, in the Standards & Poor's Retail Stores--Specialty Index ("Retail Specialty"), including reinvestment of dividends, as of the last day of the fiscal years ended January 30, 1994, January 29, 1995, January 28, 1996, February 2, 1997, and February 1, 1998.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            PETSMART, INC.     S & P 500     S & P SPECIALTY (RETAIL)
7/23/93                 $100         $100                          $100
1/30/94                 $125         $109                          $100
1/29/95                 $138         $109                          $100
1/28/96                 $170         $151                           $93
2/2/97                  $273         $191                          $102
2/1/98                   $89         $243                          $109

    As of May 11, 1998, the value of an investment of $100 made on July 23, 1993 in the Company's Common Stock equaled $133.

------------------------

(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws. See also "Employment and Severance Agreements."

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ ALAN C. MENDELSON

                                          ALAN C. MENDELSON
                                          Secretary

May 20, 1998

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, PETSMART, INC., 19601 N. 27TH AVENUE, PHOENIX, AZ 85027.

                           PETsMART, INC.
                    1995 EQUITY INCENTIVE PLAN
            ADOPTED BY THE BOARD OF DIRECTORS MARCH 1995
               APPROVED BY THE STOCKHOLDERS JUNE 1995
            AMENDED BY THE BOARD OF DIRECTORS MARCH 1998
            APPROVED BY THE STOCKHOLDERS  ________________
          (REFLECTS 3:2 STOCK SPLIT EFFECTED MAY 1995 AND
               2:1 StOCK SPLIT EFFECTED JULY 1996)


                           INTRODUCTION

    In 1988, the Company adopted the 1988 Stock Option Plan in order provide a means by which selected Employees, Directors of and Consultants to the Company could receive stock options to purchase shares of Company stock. Subject to stockholder approval, on March 29, 1995, the Company amended and restated the 1988 Stock Option Plan in the form contained hereunder in order to provide a means by which stock options, stock bonuses, rights to purchase restricted stock and stock appreciation rights could be received by such individuals. The 1988 Stock Option Plan, as amended and restated, was renamed the "PETsMART, Inc. 1995 Equity Incentive Plan."

1.  PURPOSES.

    (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options,
(ii) Supplemental Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

    (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

    (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Supplemental Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

                                  1.

2.  DEFINITIONS.

    (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

    (b) "BOARD" means the Board of Directors of the Company.

    (c) "CODE" means the Internal Revenue Code of 1986, as amended.

    (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

    (e) "COMPANY" means PETsMART, Inc., a Delaware corporation.

    (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

    (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

    (h) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

    (i) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

    (j) "DIRECTOR" means a member of the Board.

    (k) "DISINTERESTED PERSON" means a Director: who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Affiliate entitling the participants therein to acquire equity securities of the Company or any Affiliate except as permitted by Rule 16b-3(c)(2)(i); or (ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

    (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.


                                          2.

    (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (n) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

        (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market System ("Nasdaq"), the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (2) If the common stock is quoted on the Nasdaq National Market System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

    (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (p) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

    (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (r) "OPTION" means a stock option granted pursuant to the Plan.

    (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

    (t) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

    (u) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an

                                        3.

"affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

    (v) "PLAN" means this PETsMART, Inc. 1995 Equity Incentive Plan.

    (w) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    (x) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

    (y) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

    (z) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

    (aa) "SUPPLEMENTAL STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (bb) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Supplemental Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

        (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                                        4.

        (3) To amend the Plan or a Stock Award as provided in Section 14.

        (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

    (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.
The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or
(2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

    (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate twenty-four million seven hundred fourteen thousand two hundred eighty-six (24,714,286) shares of the Company's common stock. Subject to the provisions of Section 13 relating to adjustments upon changes in stock, of the total shares of the Company's common stock available for issuance under the Plan, the stock that may be issued pursuant to stock bonuses and stock appreciation rights shall not exceed in the aggregate one million (1,000,000) shares. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY.

    (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

                                      5.

    (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to the
Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

    (c) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

    (d) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than one million nine hundred fifty thousand (1,950,000) shares of the Company's common stock in any calendar year.

6.  OPTION PROVISIONS.

    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (a) TERM.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

    (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

    (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

    In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as

                                   6.

interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Supplemental Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

    (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.

    (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of
(i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the

                                          7.

shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

    (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option
(i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(c)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option.

    Any such Re-Load Option may be an Incentive Stock Option or a Supplemental Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; PROVIDED, HOWEVER, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(e) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option

                                       8.

shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine.

7.  TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

    Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

    (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

    (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

    (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.
Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

    (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

    (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

                                   9.

8.  STOCK APPRECIATION RIGHTS.

    (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time subject to
Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), the Stock
Award Agreement of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). Except as provided in subsection 5(d), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Rights.

    (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

        (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

        (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

                                       10.

        (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Supplemental Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

9.  CANCELLATION AND RE-GRANT OF OPTIONS.

    (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a 10% stockholder (as described in subsection 5(c)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date.

    (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by
Section 162(m) of the Code.

10. COVENANTS OF THE COMPANY.

    (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not

                                     11.

require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

11. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12. MISCELLANEOUS.

    (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

    (b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

    (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or other holder of Stock Awards with or without cause.

    (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.

    (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such

                                  12.

person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

13. ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards.

    (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

                                   13.

14. AMENDMENT OF THE PLAN AND STOCK AWARDS.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

        (i) Increase the number of shares reserved for Stock Awards under the Plan;

        (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

        (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422 of the Code or to comply with the requirements of Rule 16b-3.

    (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

    (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 28, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

                                   14.

    (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                                   15.

                                 PETSMART, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1998

    The undersigned hereby appoints Philip L. Francis and Neil T. Watanabe, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of PETsMART, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PETsMART, Inc. to be held at the O'Hare Marriott, 8535 West Higgins Road, Chicago, Illinois, on Thursday, June 25, 1998 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would posses if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two directors to hold office until the 2001 Annual Meeting of Stockholders and one director to hold office until the 1999 Annual Meeting of Stockholders.

/ / FOR all nominees listed below         / / WITHHOLD AUTHORITY to
  (except as marked to the contrary         vote for all nominees listed below.
below).

   NOMINEES: Richard M. Kovacevich, Thomas G. Stemberg, Richard K. Lochridge

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:
________________________________________________________________________________
________________________________________________________________________________

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2: To approve an amendment to the Company's 1995 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 5,000,000 shares, to 24,714,286 shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

PROPOSAL 3: To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending January 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                         Dated ___________________________, 1998
                                         _______________________________________
                                         _______________________________________
                                                      SIGNATURE(S)

                                         PLEASE SIGN EXACTLY AS YOUR NAME
                                         APPEARS HEREON. IF THE STOCK IS
                                         REGISTERED IN THE NAMES OF TWO OR MORE
                                         PERSONS, EACH SHOULD SIGN. EXECUTORS,
                                         ADMINISTRATORS, TRUSTEES, GUARDIANS AND
                                         ATTORNEYS-IN-FACT SHOULD ADD THEIR
                                         TITLES. IF SIGNER IS A CORPORATION,
                                         PLEASE GIVE FULL CORPORATE NAME AND
                                         HAVE A DULY AUTHORIZED OFFICER SIGN,
                                         STATING TITLE. IF SIGNER IS A
                                         PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                         NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.